Exhibit 10.1

AGREEMENT FOR THE ACQUISITION OF PARTNERSHIP AND LIMITED LIABILITY COMPANY INTERESTS

THIS AGREEMENT FOR THE ACQUISITION OF PARTNERSHIP AND LIMITED LIABILITY COMPANY INTERESTS ("Agreement") entered into as of March 5, 2013 ("Effective Date"), by and between CLPF-Ramco GP, LLC, a Delaware limited liability company (“Fund GP”) and CLPF-Ramco, L.P., a Delaware limited partnership (the “Fund” and together with Fund GP, the “Seller”), Ramco Lion, LLC, a Delaware limited liability company (“Ramco GP”), Ramco-Gershenson Properties, L.P., a Delaware limited partnership (“Ramco LP” and together with Ramco GP, each a “Buyer” and collectively, the “Buyer”; all references to Buyer in this Agreement shall include its designees and assigns).  This Agreement is made with reference to the following facts and circumstances:

R E C I T A L S:

A.           Ramco GP owns a 0.1% interest as a general partner of Ramco/Lion Venture LP, a Delaware limited partnership (the “Venture”).  Ramco LP owns a 29.9% interest as a limited partner of the Venture.  Fund GP owns a 0.1% interest as a general partner of the Venture.  Fund LP owns a 69.9% interest as a limited partner of the Venture.

B.           The Venture is governed by that certain Amended and Restated Limited Partnership Agreement of Ramco/Lion Venture LP, entered into as of December 29, 2004 (as amended, the “Venture Partnership Agreement”).

C.           The Venture owns 100% of the membership interests in each of the limited liability companies shown on Exhibit A attached hereto (each a “GP Susidiary” and collectively, the “GP Subsidiaries”).

D.           Each GP Subsidiary is the sole general partner of a limited partnership as shown on Exhibit A (each a “LP Subsidiary” and collectively the “LP Subsidiaries”).  The Venture is the sole limited partner of each LP Subsidiary.

E.           Each LP Subsidiary owns a real estate project as shown on Exhibit B attached hereto (each a “Property” and collectively the “Properties”).

F.           Fund GP and Fund LP desire to cause the Venture to convey to Buyer, and Buyer desires to accept the conveyance of, all of Fund GP’s and Fund LP’s indirect interests in each of the GP Subsidiaries and each of the LP Subsidiaries, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1.           Acquisition of Interests.

(a)           Subject to the terms and conditions set forth in this Agreement Fund GP and Fund LP agree to cause the transfer and assignment to Buyer, and Buyer agrees to accept, all of Fund GP’s and Fund LP’s right, title and interest in and to the LP Subsidiaries and the GP Subsidiaries (sometimes referred to collectively as the “Interests”).

(b)           Buyer and Seller shall take such actions as may be required to cause the Venture to convey the Interests to Buyer.  Concurrently with the conveyance of the Interests to Buyer, Buyer and Seller agree to cause the Venture to convey to Buyer all of the remaining ownership interests, if any, of the Venture in the LP Subsidiaries and the GP Subsidiaries.

(c)           Buyer and Seller shall reasonably cooperate to determine the most efficient structure to effect the conveyance of the Interests to Buyer and the conveyance of all remaining ownership interests, if any, in the LP Subsidiaries and the GP Subsidiaries to Buyer.

2.           Payment of Acquisition Price.

(a)           In consideration for the transfer of the Interests, Buyer agrees to pay to Seller, at Closing, the sum of $260,671,600 (the “Acquisition Price”), adjusted as provided hereinbelow.

(b)           Within two (2) business days of entering into this Agreement, Buyer shall deposit the sum of One Million Dollars ($1,000,000) (the “Deposit”) with Fidelity National (the “Escrow Agent”), to be held pursuant to a separate escrow agreement as security for performance of Buyer’s obligations under this Agreement.  The parties agree and acknowledge that the failure of the Closing to occur with respect to any of the Interests or any of the Properties as a result of a lender objection to the transaction or a lender’s refusal to give a consent required to close with respect to such Interests or Properties shall not be deemed a default by Buyer hereunder and any portion of the Deposit not otherwise applied to the Acquisition Price and relating to such Interests or Properties shall be returned to Buyer.  The Deposit shall be applied to the Acquisition Price at Closing, provided that if the Closing is deferred with respect to any of the Interests, the parties may agree to retain all or a portion of the Deposit as security for performance of Buyer’s remaining obligations under this Agreement, as the parties may reasonably agree.

3.           Representations and Warranties of Seller.  Each Seller hereby makes the following representations and warranties for the sole and exclusive benefit of Buyer as of the date hereof:

(a)           Ownership of Interests.  Each Seller (i) is the indirect owner of such Seller's Interest, and (ii) has good and marketable title to such Interest, free and clear of all liens and encumbrances.

(b)           Authorization.  Such Seller has the requisite power and authority to enter into this Agreement and to perform such Seller’s obligations hereunder.  This Agreement constitutes the legal, valid and binding obligations of such Seller, fully enforceable against such Seller in accordance with its terms.

(c)           Brokers and Finders.  Neither the Seller nor any of the trustees, employees or agents of such Seller has employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

(d)           No Conflict or Violation.  Neither the execution and delivery of this Agreement by such Seller, nor the consummation by such Seller of the transactions contemplated hereby, nor compliance by such Seller with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any encumbrance upon such Seller’s Interest under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which such Seller is a party or to which such Seller, such Seller’s Interest or any of the properties or assets of such Seller may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to such Seller, such Seller’s Interest or any of the properties or assets of such Seller.

(e)           Consents and Approvals.  No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any person or entity, is necessary in connection with the execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated by this Agreement.

(f)           No Bankruptcy.  Such Seller has not (i) instituted proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consented to the filing of a bankruptcy proceeding against it, (iii) filed a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief for itself under the federal bankruptcy laws or any other similar applicable law or practice, (iv) consented to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for such Seller or a substantial part of such Seller’s property, (v) made an assignment for the benefit of such Seller’s creditors, (vi) admitted in writing such Seller’s inability to pay its debts generally as they become due, or (vii) taken any action in furtherance of any of the aforesaid purposes.

4.           Representations and Warranties of the Buyer.  Each Buyer hereby makes the following representations and warranties for the sole and exclusive benefit of the Seller as of the date hereof:

(a)           Authorization.  Each Buyer has the requisite power and authority to enter into this Agreement and to perform such Buyer’s obligations hereunder.  This Agreement constitutes the legal, valid and binding obligations of such Buyer, fully enforceable against such Buyer in accordance with its terms.

(b)           Brokers and Finders.  Neither the Buyer nor any of the trustees, employees or agents of such Buyer has employed any broker, finder or similar agent or incurred any liability for any brokerage fees, commissions, finder's fees or similar payments in connection with the transactions contemplated by this Agreement.

(c)           No Conflict or Violation.  Neither the execution and delivery of this Agreement by such Buyer, nor the consummation by such Buyer of the transactions contemplated hereby, nor compliance by such Buyer with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which such Buyer is a party or to which such Buyer, or any of the properties or assets of such Buyer may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to such Buyer or any of the properties or assets of such Seller.

(d)           Consents and Approvals.  No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any person or entity, is necessary in connection with the execution and delivery of this Agreement by such Buyer and the consummation by such Buyer of the transactions contemplated by this Agreement.

(e)           No Bankruptcy.  Such Buyer has not (i) instituted proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consented to the filing of a bankruptcy proceeding against it, (iii) filed a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief for itself under the federal bankruptcy laws or any other similar applicable law or practice, (iv) consented to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for such Buyer or a substantial part of such Buyer’s property, (v) made an assignment for the benefit of such Buyer’s creditors, (vi) admitted in writing such Seller’s inability to pay its debts generally as they become due, or (vii) taken any action in furtherance of any of the aforesaid purposes.

5.           Closing.

(a)           The Closing of the sale of the Interests pursuant to this Agreement shall occur on a date (the “Closing Date”) to be mutually agreed by Buyer and Seller but in no event later than June 28, 2013 (the “Outside Closing Date”.  The parties intend for the Closing Date to be March 25, 2013 (the “Target Closing Date”), subject to obtaining all lender consents required in connection with the transaction.  In the event that all lender consents for the conveyance of the Interests and the substitution of guarantors have not been obtained by the Target Closing Date, Seller may elect to proceed to Closing on the Target Closing Date, or such other date mutually agreed by Buyer and Seller, on all Properties with respect to which lender consents have been obtained or are not required, with the Closing on the remaining Properties to occur when the lender consents have been obtained but in no event later than the Outside Closing Date.  In the event that all lender consents required for the substitution of the guarantor have not been obtained by the Outside Closing Date, the parties shall proceed to Closing on the Outside Closing Date (or such other date as may be mutually agreed by the parties) on all remaining Properties and the Buyer shall provide the Venture with an indemnity for any Venture guaranties with respect to any Property that are not being released as of the Closing with respect to matters arising from and after the Closing Date, which indemnity shall automatically terminate on the date Buyer obtains the lender’s consent to the substitution of the guarantor or the loan is repaid in full.  In the event that any lender consents required for the conveyances contemplated hereunder have not been obtained by the Outside Closing Date, or if any lender objects to such conveyances as violating a due-on-sale or similar provision of the applicable loan documents, the parties shall proceed to Closing on all Interests and Properties not affected by such lender’s objections or failure to consent and elect either to (i) extend the Outside Closing Date with respect to such Interests and Properties in order to provide additional time to obtain the required consent, or (ii) remove the affected Interests or Properties from this Agreement and return any portion of the Deposit that has not been applied to the Acquisition Price and relates to such removed Interests or Properties to the Buyer.

(b)           Each Seller shall deliver or cause to be delivered the following items at the Closing:

(i)           Such distribution or conveyancing instruments as may be required to effect the transfer of the Interests to Buyer;

(ii)           Any customary transfer declarations, certificates or affidavits that may be required in connection with the transfer of the Interests, in a form reasonably approved and duly executed by Seller;

(iii)           A Non-foreign Certification of Entity Transferor from Seller or other evidence satisfying the requirements of Section 1445 of the Internal Revenue Code.

(c)           Buyer shall deliver or cause to be delivered the following items at the Closing:

(i)           Any consent, authorization or acceptance reasonably required in connection with the transfer of the Interests;

(ii)           The Acquisition Price by wire transfer of current federal funds in accordance with wiring instructions to be provided by Seller.

(d)           Seller and Buyer shall each pay their respective attorneys’ fees.  Seller shall pay any transfer taxes due in connection with the sale of the Interests, although the parties intend to structure the conveyances so as to minimize or eliminate transfer taxes to the greatest extent possible.  All other costs of the transaction shall be allocated in accordance with local custom and practice in the jurisdictions in which the Properties are located.

(e)           Prorations, taxes, deposits and other adjustments:

(i)           Prorations shall be calculated on a Property-by-Property basis in accordance with Exhibit C attached hereto;

(ii)           The LP Subsidiaries shall continue to be responsible for all real estate taxes and personal property taxes (if any), subject to the credits provided on Exhibit C attached hereto;

(iii)           Buyer shall receive a credit in the amount of Seller’s proportionate share of the capital expenditure items, rent credit to Buyer, leasing commissions and tenant improvement allowances as agreed to by the parties, adjusted to reflect any expenditures made between the date hereof and the Closing Date with respect to such items;

(iv)           Seller shall receive a credit in the amount of Seller’s proportionate share of cash-on-hand as of the Closing Date, provided that any amounts otherwise included in other prorations pursuant to Exhibit C shall not be counted both in the prorations and as part of the cash-on-hand for any Property;

(v)           Buyer shall receive a credit in the amount of the Seller’s proportionate share (i.e., 70%) of the outstanding principal amount as of the Closing Date for all loans in place with respect to and secured by the Properties;

(vi)           Seller shall receive a credit in the amount of Seller’s proportionate share of all reserves and escrow deposits held by any lender with respect to any of the Properties; and

(vii)           Buyer shall be entitled to the right, title and interest, if any, of Seller in any utility deposits, insurance premiums, insurance proceeds, and tax refunds with respect to the Property, and at Closing, Seller shall assign its right, title and interest in any and all utility deposits, insurance premiums, insurance proceeds and tax refunds to Buyer.

Not less than five (5) days prior to the Closing Date, Buyer shall cause the Venture to provide Buyer and Seller with a preliminary settlement statement showing the prorations and adjustments described above along with supporting material for such prorations and adjustments.  Buyer and Seller shall reasonably cooperate to finalize the prorations and adjustments prior to the Closing date and shall execute a final settlement statement (the “Settlement Statement”) at Closing.

6.           Covenants Regarding Tax Reporting and Consistent Actions.  The parties to this Agreement acknowledge that the transactions contemplated by this Agreement may result in the termination of the GP Subsidiaries and the LP Subsidiaries (the “Partnerships”) for U.S. federal income tax purposes pursuant to Internal Revenue Service Revenue Ruling 99-6, Situation 1, and Section 708(b)(1)(A) of the Internal Revenue Code of 1986, as amended, which will cause the Partnerships’ taxable years to close as of the Closing Date.  By their execution hereof, each of the parties hereto hereby agrees to act consistently with the provisions of this Agreement at all times and for all purposes, including, without limitation, for purposes of reporting the transactions contemplated by this Agreement to the Internal Revenue Service and any other state or local taxing authority having jurisdiction over the transactions contemplated herein.  In furtherance of the foregoing, each Partnership shall prepare or cause to be prepared, and timely file or cause to be timely filed the U.S. Partnership Return of Income (Form 1065) for the applicable taxable year of each Partnership and all applicable state income or franchise tax returns, including the accompanying Schedule K-1's or analogous statements, required of each Partnership (collectively, the "Tax Returns" and individually, a "Tax Return"), in a manner that is consistent with the foregoing provisions of this Agreement.  The Buyer and Seller hereby agree not to knowingly or voluntarily file any other income or informational tax return, or statement inconsistent with the provisions of this Agreement.  The Buyer agrees not to cause either Partnership to knowingly or voluntarily file any other income or informational tax return, or statement inconsistent with the provisions of this Agreement.  Without limitation of the foregoing, the parties acknowledge their understanding that the transactions contemplated by this Agreement shall be treated for U.S. federal income tax purposes as a pro rata distribution of the ownership interests in the LP Subsidiaries and the GP Subsidiaries and a simultaneous transfer of the Interests from Seller to Buyer.

7.           Miscellaneous.

(a)           Survival of Covenants, Representations and Warranties.  The covenants, representations and warranties set forth in this Agreement shall survive the Closing.

(b)           Further Acts.  Each party hereto agrees to perform any further acts, and to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any further documents and instruments, as may be reasonably necessary or desirable to implement and/or accomplish the provisions of this Agreement and the transactions contemplated herein.

(c)           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which, taken together, shall constitute one (1) and the same Agreement, binding on the parties hereto.  The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

(d)           Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

(e)           No Waiver.  The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

(f)           Entire Agreement.  This Agreement contains and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings, if any, with respect thereto.

(g)           Attorneys' Fees.  If any proceeding is brought by any party hereto against any other party hereto, to enforce, or for the breach of, any of the provisions of this Agreement, then the prevailing party shall be entitled in such proceeding to recover reasonable attorneys' and expert witness' fees, together with the costs of such proceeding therein incurred.

(h)           Amendment.  The terms of this Agreement may not be modified, amended or otherwise changed in any manner, except by an instrument in writing executed by each of the parties hereto.

(i)           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties hereto.

(j)           No-Third Party Beneficiaries.  Except as otherwise provided by this Agreement, this Agreement is solely for the benefit of the parties hereto and no other person or entity is entitled to rely upon or benefit from this Agreement or any term hereof.

(k)           Rules of Construction.  The Paragraph headings used in this Agreement are for reference purposes only, and are not intended to be used in construing this Agreement.  Each of the Recitals set forth herein and each of the Schedules attached hereto is incorporated herein by this reference and expressly made a part of this Agreement for all purposes.  References to any Recital set forth herein or any Schedule attached hereto made in this Agreement shall be deemed to include this reference and incorporation.  As used in this Agreement, where the context so requires, the use of the neuter gender shall include the masculine and the feminine genders, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa.  The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state’s laws concerning conflicts of laws.  Each party hereto acknowledges, represents and warrants that (i) each party hereto is of equal bargaining strength; (ii) each party has actively participated in the drafting, preparation and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, or any portion hereof.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first set forth above.

BUYER:
RAMCO LION LLC, a Delaware limited liability company

By: ______________________________________
Name:  ___________________________________
Title:  ____________________________________

RAMCO-GERSHENSON PROPERTIES, L.P., a
Delaware limited partnership

By:  Ramco-Gershenson Properties Trust, a Maryland real
estate investment trust, its General Partner

By: ______________________________________
Name:  ___________________________________
Title:  ____________________________________

[Signatures continue on following page.]

S-1-

SELLER:

CLPF-RAMCO GP, LLC, a Delaware limited liability company

By:  CLPF-Ramco, L.P., a Delaware limited partnership, its sole member

By:  CLPF-Lion/Ramco LP, LLC, a Delaware limited liability company, its sole general partner

By:  Clarion Lion Properties Fund Holdings, L.P., its sole member

By: CLPF - Holdings, LLC, its general partner

By: Clarion Lion Properties Fund Holdings REIT, LLC, its sole member

By: Clarion Lion Properties Fund, LP, its managing member

By:  Clarion Partners LPF GP, LLC, its general partner

By: Clarion Partners, LLC, its sole member

By:_____________________________
Name:  _________________________
Title:   _________________________

[Signatures continue on following page.]

S-2-

CLPF-RAMCO, L.P., a Delaware limited partnership

CLPF-Lion/Ramco LP, LLC, a Delaware limited liability company, its sole general partner

By:  Clarion Lion Properties Fund Holdings, L.P., its sole member

By: CLPF - Holdings, LLC, its general partner

By: Clarion Lion Properties Fund Holdings REIT, LLC, its sole member

By: Clarion Lion Properties Fund, LP, its managing member

By:  Clarion Partners LPF GP, LLC, its general partner

By: Clarion Partners, LLC, its sole member

By:_____________________________
Name:  _________________________
Title:   _________________________

S-3-

EXHIBIT A

Schedule of Entities

GP Subsidiaries

1.           RLV GP Cocoa Commons LLC
2.           RLV GP Cypress Point LLC
3.           RLV GP Marketplace LLC
4.           RLV Boca SPC LLC
5.           RLV GP Treasure Coast LLC
6.           RLV GP Village Plaza LLC
7.           RLV GP Vista Plaza LLC
8.           RLV GP West Broward LLC
9.           RLV GP Hunter's Square LLC
10.         RLV GP Old Orchard LLC
11.         RLV GP Troy Marketplace LLC
12.         RLV GP Troy II LLC
13.         RLV GP Winchester LLC

LP Subsidiaries

1.           RLV Cocoa Commons LP
2.           RLV Cypress Point LP
3.           RLV Marketplace LP
4.           Boca Mission LP
5.           RLV Treasure Coast LP
6.           RLV Village Plaza LP
7.           RLV Vista Plaza LP
8.           RLV West Broward LP
9.           RLV Hunter's Square LP
10.         RLV Old Orchard LP
11.         RLV Troy Marketplace LP
12.         RLV Troy II LP
13.         RLV Winchester Center LP

EXHIBIT B

Properties

1.           Cocoa Commons, Cocoa, Florida

2.           Cypress Point, Clearwater, Florida

3.           Marketplace of Delray, Delray Beach, Florida

4.           Mission Bay Plaza, Boca Raton, Florida

5.           Treasure Coast Commons, Jensen Beach, Florida

6.           Village Plaza, Lakeland, Florida

7.           Vista Plaza, Jensen Beach, Florida

8.           West Broward Shopping Center, Plantation, Florida

9.           Hunter's Square, Farmington Hills, Michigan

10.         The Shops at Old Orchard, West Bloomfield Twp., Michigan

11.         Troy Marketplace, Troy, Michigan

12.         Troy II, Troy, Michigan

13.         Winchester Center, Rochester Hills, Michigan

Exhibit C

Prorations

Prorations and adjustments with respect to each Property shall be made as of the Closing Date as set forth in this Exhibit C.  All prorations shall be based on the proportionate ownership interest of Buyer and Seller respectively.

1.1           Prorations.  All prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date.  In each such proration set forth below, the portion thereof applicable to periods beginning as of the Closing Date shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of the Closing Date shall be credited to Seller or charged to Seller as applicable.

(a)           Collected Rent.  All collected rent (excluding tenant reimbursements for Operating Costs, as defined below) and other collected income (and any applicable state or local tax on rent) under leases in effect on the Closing Date shall be prorated as of the Closing.  Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time after Closing.  Uncollected rent and other income shall not be prorated.  Buyer shall apply rent and other income from tenants that are collected after the Closing first to any unpaid rent for the month of Closing, second to any unpaid rent for the obligations then owing to Buyer for its period of ownership and third to any balance owing to Seller for its period of ownership.  Any prepaid rents for the period following the Closing Date shall be credited by Seller to Buyer.  Buyer will make reasonable efforts, without suit, to collect any rents applicable to the period before Closing.

(b)           Operating Costs.  Seller, as landlord under the leases, is currently collecting from tenants under the leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Property.  Seller and Buyer shall each receive a debit or credit, as the case may be, for the difference between the aggregate tenants’ current (as of the Closing Date) account balances for Operating Costs and the amount of Operating Costs reimbursable to Seller.  Operating Costs for Seller’s period of ownership shall be reasonably estimated by the parties if final bills are not available.  Operating Costs that are not payable by tenants either directly or reimbursable under the leases shall be prorated between Seller and Buyer.

(c)           Taxes and Assessments.  Real estate taxes and assessments imposed by governmental authority that are not yet due and payable and that are not reimbursable by tenants under the leases as Operating Costs shall be prorated as of the Closing based upon the most recent ascertainable assessed values and tax rates.  Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing.

(d)           Final Adjustment After Closing.  If final prorations cannot be made at Closing for any item being prorated hereunder, then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliations with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership.  Payments in connection with the final adjustment shall be due within 10 days of written notice.  Seller and Buyer shall have reasonable access to, and the right to inspect and audit, the other’s books to confirm the final prorations.

1.2           Tenant Deposits.  All tenant security deposits shall be transferred to Buyer at Closing or placed in escrow if required by law.  Seller shall not receive any credit with respect to the tenant security deposits.

1.3           Service Contracts.  All payments under any service Contracts shall be prorated as of the Closing Date.